Exhibit 99.906CERT

ONEAMERICA FUNDS, INC. One American Square, P.O. Box 368 Indianapolis, IN 46206-0368	Phone (317) 285-1877

OneAmerica Funds, Inc.

N-CSR Filing

906 Certification

I, John C. Mason, President of OneAmerica Funds, Inc. (the “Registrant”), certify to the best of my knowledge:

(1)                                 The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	8/19/16	/s/ John C. Mason
John C. Mason
President

ONEAMERICA FUNDS, INC. One American Square, P.O. Box 368 Indianapolis, IN 46206-0368	Phone (317) 285-1877

OneAmerica Funds, Inc.

N-CSR Filing

906 Certification

I, Andrew J. Michie, Treasurer of OneAmerica Funds, Inc. (the “Registrant”), certify to the best of my knowledge:

(1)                                 The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	8/18/16	/s/ Andrew J. Michie
Andrew J. Michie
Treasurer